UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2026
____________________
RYAN SPECIALTY HOLDINGS, INC.
(Exact name of Registrant as Specified in Its Charter)
____________________

Delaware	001-40645	86-2526344
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, Suite 4000
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 312 784-6001
(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	RYAN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 30, 2026, Ryan Specialty Holdings, Inc. (the “Company”) and the Ryan Stock Option Trust (the “Trust”), a trust of which Patrick G. Ryan, the Company’s Executive Chairman, and Shirley W. Ryan, serve as trustees, agreed to enter into an option settlement agreement (the “Option Settlement Agreement”) on May 5, 2026. Pursuant to the Terms of the Option
Settlement Agreement, the Trust will have the obligation to sell to the Company up to an aggregate of approximately $52.3 million of shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), at a price per share equal to the closing price of the Class A common stock on the New York Stock Exchange on May 4, 2026
(the “Purchase Price”), from time to time, through June 9, 2036. The Option Settlement Agreement will be entered into in connection with the Company’s simultaneous grant of compensatory stock options for the purchase of an equivalent number of shares of Class A common stock (the “Executive Chairman Stock Options”) to certain employees of the
Company under the Company’s 2021 Omnibus Incentive Plan. The purpose of the Option Settlement Agreement is to make the grant and exercise of the Executive Chairman Stock Options net neutral to the Company’s outstanding share count while supporting the alignment of certain employees.
Pursuant to the Option Settlement Agreement, upon each exercise of Executive Chairman Stock Options by employee option holders, the Trust will sell and the Company will repurchase, at the Purchase Price, which will be equal to the
Executive Chairman Stock Options’ exercise price, a number of shares of Class A common stock equal to the number of shares underlying the exercised Executive Chairman Stock Options. Following exercise of the Executive Chairman Stock
Options, from time to time, closings of repurchases under the Option Settlement Agreement will occur on a monthly basis, and upon such repurchases, the Company will retire the repurchased shares.
The Executive Chairman Stock Options will vest in equal annual installments over a three‑year period beginning on July 1,
2029, and expire on May 5, 2036. As a result, the Option Settlement Agreement will expire on June 9, 2036, which is 35 days after the expiration of the Executive Chairman Stock Options. The terms of the Option Settlement Agreement allows for the agreement to be terminated prior to such date upon the earliest to occur of the following: (i) the date on which all
Executive Chairman Stock Options have been exercised in full; (ii) the date on which all Executive Chairman Stock
Options have expired, been forfeited, cancelled or otherwise terminated without exercise such that no further exercise events may occur; (iii) the mutual written consent of the Company and the Trust; or (iv) the consummation of a merger or consolidation of the Company or an affiliate with any other entity that constitutes a change in control (as defined under the
Company’s 2021 Omnibus Incentive Plan).
The Option Settlement Agreement will provide for an obligation by the Trust to maintain the required number of shares of
Class A common stock subject to the agreement along with related transfer restrictions through the termination of the agreement and also contains customary representations and covenants.
The description of the Option Settlement Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the agreed upon form of the Option Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are furnished herewith:

Exhibit No.	Description of Exhibit
10.1	Form of Option Settlement Agreement, to be dated as of May 5, 2026, by and between Ryan Specialty Holdings, Inc. and Ryan Stock Option Trust
104	Cover Page Interactive Data File (formatted as inline XBRL)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYAN SPECIALTY HOLDINGS, INC. (Registrant)

Date:	April 30, 2026	By:	/s/ Mark S. Katz
Mark S. Katz Executive Vice President, General Counsel and Corporate Secretary